Exhibit 99.1

EVI Industries Reports Record First Quarter Results

Miami, Florida – November 9, 2023 – EVI Industries, Inc. (NYSE American: EVI) (“EVI” or the “Company”) announced today its results for the first quarter of its fiscal year ending June 30, 2024, including record revenue and gross profit. The Company also provided commentary on its results of operations, financial strength, growth initiatives, and the status of its technology investments. Click here to listen to the Company’s recorded earnings conference call.

Through disciplined execution of its buy-and-build growth strategy and a thriving entrepreneurial culture, EVI has established itself as a leader in the highly fragmented North American commercial laundry distribution and services market. Since 2016, EVI has, among other things, completed twenty-five acquisitions, expanded into new geographies, retained and invested in additional sales and service personnel, broadened its OEM representations, and implemented advanced operating technologies. As a result of these initiatives, since 2016, EVI’s revenue, net income, and Adjusted EBITDA have grown at compounded annual growth rates (CAGRs) of 37%, 24%, and 35%, respectively,

Henry M. Nahmad, EVI’s Chairman and CEO, commented: “EVI delivered record revenue and gross profit during the quarter. Our results are a testament to the dedication of our team and their thoughtful execution of various initiatives they have undertaken to drive growth, modernize operations, and improve profitability. Given the success of these initiatives, we will continue to invest in people capable of driving growth while we also invest in and deploy technologies that enhance the customer experience. This approach has served us well and has been the catalyst to generating incrementally greater operating leverage over the last few years. Finally, it is important to note that our first quarter results include a one-time expense related to the acceleration of stock compensation in connection with the achievement of specific financial goals during the fiscal year ended June 30, 2023.”

Select Company Achievements during the First Quarter of Fiscal 2024

▪	Generated record first quarter revenue
▪	Produced record first quarter gross profit
▪	Sustained a strong balance sheet with $29.7 million of net debt
▪	Delivered $1.5 million of operating cash flow, a $7.7 million increase over the same quarter of the prior fiscal year
▪	New customer sales order contracts met the value of those fulfilled during the first fiscal quarter
▪	Completed one acquisition adding sales and service expertise to the Company’s Northeast Region

Fiscal First Quarter Highlights (compared to the first quarter of fiscal 2023)

▪	Revenue increased 6% to a first quarter record $88.1 million
▪	Gross profit increased 5% to a first quarter record $25.7 million
▪	Gross margin was 29.2% compared to 29.4% in the same quarter of the prior fiscal year
▪	Operating income was $2.6 million compared to $4.4 million in the same quarter of the prior fiscal year
▪	Operating income adjusted for one-time noncash expense was $3.8 million
▪	Net income was $1.3 million, or approximately 1.5%, compared to $2.8 million in the same quarter of prior fiscal year
▪	Adjusted EBITDA was $6.0 million, or approximately 7%, compared to $6.5 million in the same quarter of the prior fiscal year

Results of Operations

The 6% increase in revenue for the quarter was the result of an increase in products available to satisfy steady customer demand and a larger sales organization that is successfully growing market share across various end market segments. Given the increasing installed base of commercial laundry equipment EVI represents, parts, installation, and routine service revenues also increased. Concurrently, the Company sustained gross margins of over 29% for the quarter ended September 30, 2023 reflecting five consecutive quarters of gross margins equaling or exceeding 28%. The topline growth and sustained gross margins reflect the benefit of various initiatives undertaken to improve the customer value proposition and in turn deliver incrementally better profitability. The first quarter record revenue and gross profit performance was partially offset by an approximately $3.0 million, or 15%, increase in SG&A. The SG&A increase includes a one-time expense of $1.2 million in stock compensation expense (40%), $1.0 million in additional selling expenses (33%), and $0.8 million in technology investments and expenses in connection with the new business acquisition (27%).

More specifically, EVI’s culture to reward performance through a variety of pay-for-performance incentive programs to its leadership and sales professionals resulted in a one-time stock compensation expense related to the acceleration of the vesting of previously granted restricted stock awards and restricted stock units triggered by the Company’s achievement of specific financial goals during the fiscal year ended June 30, 2023. The increase in selling expense is the result of an increase in commissionable sales and increased headcount of sales professionals across the Company in connection with investments in new OEM representations, additional distribution territories, and collaborative strategies with the Company’s OEM partners in the pursuit of future growth. Finally, the increase in other operating expenses reflect expenses related to acquired businesses and the Company’s continued investments to modernize and optimize its operations.

Financial Strength, Operating Cash Flow, and Liquidity

EVI’s strong financial position has been critical to its performance and at the completion of the first fiscal quarter, the Company’s balance sheet remains strong with $29.7 million of net debt. EVI believes that its low leverage position allows the Company ample liquidity to continue investing in opportunities consistent with its long-term growth strategy. The Company believes that its financial strength, access to capital, and history of consistent growth provides comfort and confidence to its stakeholders.

During fiscal 2023, management invested much of its free cash flow into working capital, primarily in inventory required to support short-term customer equipment and parts needs, and to fulfill confirmed customer sales order contracts. During the first fiscal quarter, the Company was able to monetize a portion its inventory investment resulting in $1.5 million of operating cash flows, reflecting a $7.7 million increase in cash flow from operations as compared to the same period of the prior fiscal year.

Mr. Nahmad commented: “We understand that managing our financial resources effectively is critical to achieving sustainable growth over the long term. By taking a thoughtful and risk mitigating approach to capital allocation, we believe we can continue to invest in our business and pursue strategic opportunities simultaneously. This approach has served us well in the past, and we remain confident that it has positioned us for success in the years ahead.”

Technology Investments Update

Enterprise Resource Planning Systems: Over the last four years, the Company has consistently made significant investments to modernize and optimize its operations, including successful efforts to regionalize operations and implement new technologies at legacy business units. These investments and initiatives are designed to reduce costs, enhance efficiency, and promote consistency across the Company’s operations that collectively result in a more agile and responsive organization capable of scaling up with continued growth. The Company’s new enterprise resource planning (“ERP”) system provides previously unavailable analytics that management now uses to make decisions aimed to fine tune continuing operations with greater speed and accuracy. At this point, the fundamental initiatives in connection with legacy business units are nearing completion as approximately 80% of these units are transacting on the end state system.

Field Service Management Platform: Subsequent to the completion of the first fiscal quarter, the Company commenced the configuration and implementation of its Field Service Management (“FSM”) Platform aimed to transform the customer experience. The Company’s future FSM Platform will provide EVI’s field service technicians with real-time access to critical information to maximize technician utilization and efficiency, including real-time access to time-sensitive product detail, technical support, parts pricing and inventory availability, warranty management, route optimization, and more. The Company believes that this advanced technology will not only improve the efficiency of service operations, but also drive future product sales growth.

Mr. Nahmad commented: “The technological transformation of our Company is a significant undertaking that requires thoughtful and precise execution. To date, our technology investments have been primarily focused on our ERP Systems, which are the foundation of a broader technology strategy. Given our progress with the ERP Systems, we have increased our focus on deploying customer facing technology that we believe will accelerate optimization of newly acquired businesses, and facilitate market share growth, new customer acquisitions, margin expansion, and superior customer service. Our technology team is dedicated to this long-term initiative, and we are confident in the long-term benefits of these technology investments.”

Acquisitions

During the three months ended September 30, 2023, the Company completed the acquisition of ALCO Washer Center, a commercial laundry distributor and service provider. The acquisition strengthens EVI’s leading market share position in the northeast region of the United States. Through this acquisition, EVI added experienced sales professionals with a track record of growth across an established customer base and a team of knowledgeable service technicians with a longstanding reputation for providing reliable services.

Mr. Nahmad commented: “Each acquisition is integral to achieving our long-term goal to build North America’s largest value-added distributor of commercial laundry and related products and the most dynamic network of commercial laundry technicians. Our Company is excited about the benefits already delivered by these businesses and appreciate the value each provides to our growing organization. Looking forward, we continue to see a strong deal pipeline and believe that business owners, customers, and prospective leaders will continue to be attracted to joining the EVI family and to working with our Company in the months and years ahead.”

EVI’s Core Principles

EVI upholds specific core values and principles for its business, including:

▪	Invest and manage with a long-term perspective
▪	Uphold financial discipline with a view towards ensuring financial strength and flexibility
▪	Respect the entrepreneurs and management teams that join the EVI family
▪	Operate as a local business and empower leaders to make local decisions
▪	Promote an entrepreneurial culture
▪	Instill a growth mindset and culture of continuous improvement
▪	Incentivize and reward performance with equity participation
▪	Establish strong relationships with our OEM partners

Mr. Nahmad further added: “Consistent with our Core Principles, our strategy is long-term focused and takes time, patience, and thoughtful execution. We continue to pursue acquisition and other strategic opportunities in the commercial laundry industry and across other product and service categories that meet our financial and strategic criteria. While we are pleased with our operating performance, we continue steadfast in our relentless pursuit of growth through the execution of our long-term buy-and-build growth strategy.

Earnings Conference Call and Additional Information

The Company has provided a pre-recorded earnings conference call, including a business update, which can be accessed under “Financial Info” in the “Investors” section of the Company’s website at www.evi-ind.com or by visiting https://ir.evi-ind.com/message-from-the-ceo. For additional information regarding the Company’s results for the quarter ended September 30, 2023, please see the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023, as filed with the Securities and Exchange Commission on or about the date hereof.

Use of Non-GAAP Financial Information

In this press release, EVI discloses the non-GAAP financial measure of Adjusted EBITDA, which EVI defines as earnings before interest, taxes, depreciation, amortization, and amortization of share-based compensation. Adjusted EBITDA is determined by adding interest expense, income taxes, depreciation, amortization, and amortization of share-based compensation to net income, as shown in the attached statement of Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation. EVI considers Adjusted EBITDA to be an important indicator of its operating performance. Adjusted EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings, and the tax positions of companies can vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. Adjusted EBITDA should not be considered as an alternative to net income or any other measure of financial performance or liquidity, including cash flow, derived in accordance with GAAP, or to any other method of analyzing EVI’s results as reported under GAAP. In addition, EVI’s definition of Adjusted EBITDA may not be comparable to definitions of Adjusted EBITDA or other similarly titled measures used by other companies. Adjusted EBITDA margin represents adjusted EBITDA divided by revenues.

About EVI Industries

EVI Industries, Inc., through its wholly owned subsidiaries, is a value-added distributor and a provider of advisory and technical services. Through its vast sales organization, the Company provides its customers with planning, designing, and consulting services related to their commercial laundry operations. The Company sells and/or leases its customers commercial laundry equipment, specializing in washing, drying, finishing, material handling, water heating, power generation, and water reuse applications. In support of the suite of products it offers, the Company sells related parts and accessories. Additionally, through the Company’s robust network of commercial laundry technicians, the Company provides its customers with installation, maintenance, and repair services. The Company’s customers include retail, commercial, industrial, institutional, and government customers. Purchases made by customers range from parts and accessories to single or multiple units of equipment, to large complex systems as well as the purchase of the Company’s installation, maintenance, and repair services.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements may relate to, among other things, events, conditions, and trends that may affect the future plans, operations, business, strategies, operating results, financial position and prospects of the Company. Forward looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of the Company, or industry trends and results, to differ materially from the future results, trends, performance or achievements expressed or implied by such forward looking statements. These risks and uncertainties include, among others, those associated with: general economic and business conditions in the United States and other countries where the Company operates or where the Company’s customers and suppliers are located; industry conditions and trends; credit market volatility; risks related to supply chain delays and disruptions and their impact on the Company’s business and results, including the Company’s ability to deliver products and provide services to its customers on a timely basis; risks relating to inflation, including the current inflationary trend, and the impact of inflation on the Company’s costs and its ability to increase the price of its products and services to offset such costs, and on the market for the Company’s products and services; risks related to labor shortages and increases in the costs of labor, and the impact thereof on the Company, including its ability to deliver products, provide services or otherwise meet customers’ expectations; risks associated with international relations and international hostilities and the impact thereof on economic conditions, including supply chain constraints and inflationary trends; risks relating to rising interest rates, including the impact thereof on the cost of the Company’s indebtedness and the Company’s ability to raise capital if deemed necessary or advisable; risks related to the Company’s ability to implement its business and growth strategies and plans, including changes thereto, and the risk that the Company may not be successful in achieving its goals; risks and uncertainties associated with the Company’s ”buy-and-build” growth strategy, including, without limitation, that the Company may not be successful in identifying or consummating, or have the liquidity to or otherwise be financially positioned or able to consummate, acquisitions or other strategic transactions, integration risks, risks related to indebtedness incurred by the Company in connection with the financing of acquisitions, dilution experienced by the Company’s existing stockholders as a result of the issuance of shares of the Company’s common stock in connection with acquisitions, risks related to the business, operations and prospects of acquired businesses, risks that suppliers of the acquired business may not consent to the transaction or otherwise continue its relationship with the acquired business following the transaction and the impact that the loss of any such supplier may have on the results of the Company and the acquired business, risks that the Company’s goals or expectations with respect to acquisitions and other strategic transactions may not be met, and risks related to the accounting for acquisitions; risks related to organic growth initiatives, including that they may not result in the benefits anticipated; risks that the Company’s technology investments, including in respect of the enterprise resource planning system and field service platform, and other investments, including those in acquired businesses or otherwise in support of growth, and initiatives in furtherance thereof may not result in the benefits anticipated and may result in disruptions to the Company’s operations, expenses in connection with these investments and initiatives may be more costly than anticipated and the implementation of these initiatives may not be completed when expected; technology changes; the risk that the Company’s performance and results, including that the Company may not achieve growth consistent with historical levels, at the level expected, or at all; risks relating to the Company’s relationships with its principal suppliers and customers, including concentration risks and the impact of the loss of any such relationship; risks related to the Company’s indebtedness; the availability, terms and deployment of debt and equity capital if needed for expansion or otherwise; the availability and cost of inventory purchased by the Company, and the risk that the sales of inventory subject to purchase orders may not be completed as or when expected, or at all; risks relating to the recognition of revenue, including the amount and timing thereof (including potential delays resulting from, among other circumstances, delays in installation; risks related to the material weakness in the Company’s internal control over financial reporting, the Company’s ability to remediate such weakness in the anticipated timeframe, and the costs incurred in connection therewith; and other economic, competitive, governmental, technological and other risks and factors discussed elsewhere in the Company’s filings with the SEC, including, without limitation, in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2023. Many of these risks and factors are beyond the Company’s control. Further, past performance and perceived trends may not be indicative of future results. The Company cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. The Company does not undertake to, and specifically disclaims any obligation to, update, revise or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.

EVI Industries, Inc.

Condensed Consolidated Results of Operations (in thousands, except per share data)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/23	09/30/22

Revenues	$88,074	$83,428
Cost of Sales	62,382	58,923
Gross Profit	25,692	24,505
SG&A	23,075	20,122
Operating Income	2,617	4,383
Interest Expense, net	770	377
Income before Income Taxes	1,847	4,006
Provision for Income Taxes	565	1,159
Net Income	$1,282	$2,847

Net Earnings per Share
Basic	$0.09	$0.20
Diluted	$0.09	$0.20

Weighted Average Shares Outstanding
Basic	12,581	12,522
Diluted	13,205	12,526

EVI Industries, Inc.

Condensed Consolidated Balance Sheets (in thousands, except per share data)

	Unaudited
	09/30/23	06/30/23
Assets
Current assets
Cash and cash equivalents	$4,189	$5,921
Accounts receivable, net	47,825	48,391
Inventories, net	57,693	59,167
Vendor deposits	2,461	2,291
Contract assets	2,079	1,181
Other current assets	7,623	8,547
Total current assets	121,870	125,498
Equipment and improvements, net	12,909	12,953
Operating lease assets	7,831	8,714
Intangible assets, net	23,601	24,128
Goodwill	74,155	73,388
Other assets	9,121	9,166
Total assets	$249,487	$253,847

Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$31,595	$38,730
Accrued employee expenses	11,458	10,724
Customer deposits	24,327	23,296
Contract liabilities	545	668
Current portion of operating lease liabilities	2,790	3,027
Total current liabilities	70,715	76,445
Deferred income taxes, net	4,993	5,023
Long-term operating lease liabilities	5,892	6,554
Long-term debt, net	33,878	34,869
Total liabilities	115,478	122,891

Shareholders' equity
Preferred stock, $1.00 par value	—	—
Common stock, $.025 par value	319	318
Additional paid-in capital	103,309	101,225
Treasury stock	(3,509)	(3,195)
Retained earnings	33,890	32,608
Total shareholders' equity	134,009	130,956
Total liabilities and shareholders' equity	$249,487	$253,847

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the three months ended
	09/30/23	09/30/22
Operating activities:
Net income	$1,282	$2,847
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	1,546	1,446
Amortization of debt discount	9	3
Provision for bad debt expense	124	103
Non-cash lease expense	(16)	(14)
Stock compensation	1,856	680
Inventory reserve	174	(136)
(Benefit) provision for deferred income taxes	(30)	132
Other	25	(36)
(Increase) decrease in operating assets:
Accounts receivable	500	(1,239)
Inventories	1,772	(4,162)
Vendor deposits	(170)	(101)
Contract assets	(898)	(3,849)
Other assets	969	(609)
(Decrease) increase in operating liabilities:
Accounts payable and accrued expenses	(7,191)	113
Accrued employee expenses	734	776
Customer deposits	977	(1,652)
Contract liabilities	(123)	(507)
Net cash provided (used) by operating activities	1,540	(6,205)

Investing activities:
Capital expenditures	(971)	(771)
Cash paid for acquisitions, net of cash acquired	(987)	(1,224)
Net cash used by investing activities	(1,958)	(1,995)

Financing activities:
Proceeds from borrowings	19,000	15,000
Debt repayments	(20,000)	(7,000)
Repurchases of common stock in satisfaction of employee tax withholding obligations	(314)	—
Net cash (used) provided by financing activities	(1,314)	8,000
Net decrease in cash	(1,732)	(200)
Cash at beginning of period	5,921	3,974
Cash at end of period	$4,189	$3,774

EVI Industries, Inc.

Condensed Consolidated Statements of Cash Flows (in thousands) (unaudited)

	For the three months ended
	09/30/23	09/30/22
Supplemental disclosures of cash flow information:
Cash paid for interest	$767	$371
Cash paid for income taxes	$3,171	$794

Supplemental disclosures of non-cash financing activities:
Common stock issued for acquisitions	$229	$—

The following table reconciles net income, the most comparable GAAP financial measure, to Adjusted EBITDA.

EVI Industries, Inc.

Condensed Consolidated Earnings before Interest, Taxes, Depreciation, Amortization, and Amortization of Share-based Compensation (in thousands)

	Unaudited	Unaudited
	3-Months Ended	3-Months Ended
	09/30/23	09/30/22

Net Income	$1,282	$2,847
Provision for Income Taxes	565	1,159
Interest Expense, Net	770	377
Depreciation and Amortization	1,546	1,446
Amortization of Share-based Compensation	1,856	680
Adjusted EBITDA	$6,019	$6,509

EVI Industries, Inc.

Henry M. Nahmad

Chairman and CEO

4500 Biscayne Blvd., Suite 340

Miami, Florida 33137

(305) 402-9300

Investor Relations

(305) 402-9300

info@evi-ind.com